Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-288117) pertaining to the HarborOne Bancorp, Inc. 2017 Stock Option and Incentive Plan of our report dated February 27, 2025, with respect to the consolidated financial statements of Eastern Bankshares, Inc. and the effectiveness of internal control over financial reporting of Eastern Bankshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Boston, Massachusetts

November 3, 2025